SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)                 April 10, 2006


                                OPTIONABLE, INC.
             (Exact name of Registrant as specified in its charter)



   Delaware                 000-51837                    52-2219407
(State or other     (Commission File number)   (IRS Employer Identification No.)
 jurisdiction of
 incorporation
 or organization)

  555 Pleasantville Road, South Building, Suite 110 Briarcliff Manor, NY 10150
               (Address of principal executive offices) (Zip Code)

                                 (914) 773-1100
              (Registrant's Telephone Number, Including Area Code)



                  (Former Address If Changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 Section 1--Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

          a.   Amendment of Material Definitive Agreement

          As previously reported, from time to time Optionable, Inc. (the "Company") has received loans from three of its executive officers and/or an entity owned by two of its executive officers. In April 2005 the entity assigned its rights to the Company's liability equally to its two co-owners. As of the date of this Report the principal amount outstanding under these loans aggregated $6,111,904. Of this amount, $5,244,510 is owed to Mark Nordlicht, the Company's Chairman, $608,697 is owed to Edward J. O'Connor, the Company's President, and $258,697 is owed to Kevin P. Cassidy, the Company's Chief Executive Officer. The loans do not currently bear interest.

          During April 2005 the Company entered into modifications of the terms of the amounts due from it to Messrs. Nordlicht, O'Connor and Cassidy. The modifications to these terms are set forth in the Addendum to Master Services Agreement, dated April 12, 2005 with Capital Energy Services LLC and the Addendum To Loan Agreement, dated April 12, 2005, with Mark Nordlicht (collectively, the "Agreements"). The Agreements provide that, among other things, the Company may make principal repayments towards the underlying liabilities amounting to approximately 25% of its quarterly cash flows from operating activities less capital expenditures. The actual amount of any such payment was to be established by the Finance Committee of the Board of Directors, the sole member of which is a non-employee member of the Board of Directors.

          Also as previously reported, for the quarter ended December 31, 2005 the Finance Committee and the three executive officers negotiated repayments aggregating $600,000, which was in excess of the 25% of quarterly cash flow called for by the Agreements.

          In light of the Company's improving cash flow and overall financial position, and in the interest of retaining the services of its executive officers, in April 2006 the Finance Committee determined that a limitation based on a fixed percentage of quarterly cash flow was no longer necessary or appropriate. Instead, the Finance Committee will decide each quarter on the amount of such quarter's repayment, after taking into account the Company's cash flow, overall financial position, anticipated capital needs and such other factors as the Finance Committee deems appropriate. This modification to the Agreements is set forth in an amendment to the Agreements which is attached as an exhibit to this Report.

                  Section 9 - Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits.

         (c)      Exhibits


         Exhibit Number         Description

         10 Amendment, dated as of April 10, 2006, to Master Services Agreement dated April 1, 2004 and to Loan Agreement dated March 22, 2004


                                   SIGNATURES

          In  accordance  with  the   requirements  of  the  Exchange  Act,  the
     registrant   caused  this  report  to  be  signed  on  its  behalf  by  the undersigned, thereunto duly authorized.


                                                     OPTIONABLE, INC.


Date: April 12 , 2006                       By: /s/ Kevin P. Cassidy
                                                    ----------------
                                                    Kevin P.Cassidy
                                                    Chief Executive Officer